Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR
RITE AID CORPORATION

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Rite Aid Corporation ("Rite Aid") made pursuant to the prospectus, dated                        , 2007 (the "Prospectus"), if certificates for the outstanding 9.375% Senior Notes due 2015 of Rite Aid and the related subsidiary guarantees (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Trust Company, N.A., as exchange agent (the "Exchange Agent") prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal (or facsimile thereof) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Holders of Old Notes who have previously validly delivered a notice of guaranteed delivery pursuant to the procedures outlined above and as further described in the Prospectus are not required to use this form. Holders of Old Notes who have previously validly tendered Old Notes for exchange or who validly tender Old Notes for exchange in accordance with this Form may withdraw any Old Notes so tendered at any time prior to the Expiration Date. See the Prospectus under the heading "The Exchange Offer" for a more complete description of the tender and withdrawal provisions. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

Delivery to: THE BANK OF NEW YORK TRUST COMPANY, N.A.
By Facsimile: (212) 298-1915 Confirm by Telephone: (212) 815-3738 Attention: Evangeline R. Gonzales	By Mail: c/o Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attention: Evangeline R. Gonzales	By Hand before 4:30 p.m.: c/o Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attention: Evangeline R. Gonzales

By Overnight Courier and By Hand after 4:30 p.m. on the Expiration Date:
c/o Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
101 Barclay Street—7 East
New York, NY 10286
Attention: Evangeline R. Gonzales

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to Rite Aid the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of 9.375% Senior Notes Tendered:*

$
Certificate Nos. (if available):	If 9.375% Senior Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Total Principal Amount Represented by Old Notes Certificate(s):
$	Account Number

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

*
Must be in denominations of principal amount of $2,000 and integral multiples of $1,000.

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  PLEASE SIGN HERE

Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number:

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

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  GUARANTEE
  (Not to be used for signature guarantees)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.
Name of Firm:	Authorized Signature:
Address:
Title

Zip Code
Name:
Please Type or Print
Area Code and Telephone No.:	Dated:	, 2007

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM.
CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY
OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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